BARINGTON/HILCO ACQUISITION CORP.

SECURITIES TO COMMENCE SEPARATE TRADING

NEW YORK, NY, March 5, 2015 – Barington/Hilco Acquisition Corp. (Nasdaq: BHACU) (the "Company"), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, announced  today that it has been informed by EarlyBirdCapital, Inc., the representative of the underwriters in the Company’s initial public offering, that holders of the Company’s units will be able to separately trade the shares, rights and warrants included in such units commencing on or about March 6, 2015. The shares, rights and warrants will be listed on the NASDAQ Capital Market (“NASDAQ”) under the symbols BHAC, BHACR and BHACW, respectively. Units not separated will continue to be listed on NASDAQ under the symbol BHACU.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Prospectus Department, (212)-661-0200.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a Delaware corporation formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination. The Company's efforts to identify target businesses will not be limited to a particular industry or geographic region, though it intends to focus its search on consumer focused businesses located in the United States, including, without limitation, retail, apparel, footwear and consumer products companies.

Forward Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect the Company's management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACT:

Jared L. Landaw

Barington/Hilco Acquisition Corp.

(212) 974-5713

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